                            SCHEDULE 14A/A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
  / /  Preliminary Proxy Statement
  /X/  Definitive Proxy Statement
  / /  Definitive Additional Materials
  / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 / / Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))


                               HENRY SCHEIN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on a table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5.   Total fee paid:

--------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

                             [LOGO HENRY SCHEIN(R)]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 6, 2001

                       ----------------------------------



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the "Company"), to be held at 10:00 a.m., on Wednesday, June 6, 2001 at the Huntington Hilton, 598 Broadhollow Road, Melville, NY.

The Annual Meeting will be held for the following purposes:

         1. To elect 11 directors of the Company for terms expiring in 2002.

         2. To amend the Company's 1994 Stock Option Plan.

         3. To adopt the Company's 2001 Section 162(m) Cash Bonus Plan.

         4. To ratify the selection of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending December 29, 2001.

         5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 11, 2001 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.

                                        STANLEY M. BERGMAN
                                        Chairman, Chief Executive Officer
                                        and President

Melville, New York
April 30, 2001

                               HENRY SCHEIN, INC.
                                 135 DURYEA ROAD
                            MELVILLE, NEW YORK 11747


                              -------------------
                                 PROXY STATEMENT
                              -------------------


         The Board of Directors of Henry Schein, Inc. (the "Company") has fixed the close of business on April 11, 2001 as the record date for determining the holders of the Company's common stock, par value $0.01 (the "Common Stock"), entitled to notice of, and to vote at, the 2001 Annual Meeting of Stockholders (the "Annual Meeting"). As of that date, 42,140,303 shares of Common Stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record of the Company on or about May 7, 2001. A copy of the Company's 2000 Annual Report to Stockholders is being mailed with this Proxy Statement, but is not incorporated herein by reference.

         At the Annual Meeting, abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast and the shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal. Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote, but abstentions will, in effect, be votes against the amendment of the Company's 1994 Stock Option Plan (Proposal 2), the adoption of the Company's 2001 Section 162(m) Cash Bonus Plan (Proposal 3) and the ratification of the selection of independent public accountants (Proposal 4), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items.

         The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

         The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table presents certain information regarding beneficial ownership of the Company's Common Stock as of April 11, 2001 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 13 of this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and dispositive power as to the shares shown as being beneficially owned by such person.

                                                                                  Shares
                                                                            Beneficially Owned
                                                                            ------------------
                                                                                          Percent
     Names and Addresses (1)                                                Number       of Class
     -----------------------                                                ------       --------
     Stanley M. Bergman (2).........................................       5,254,526       12.5%
     Marvin H. Schein, Individually and as Trustee (3)..............       5,254,526       12.5%
     Leslie J. Levine, as Trustee (4)...............................       1,430,899        3.4%
     Pamela Schein (5)..............................................       1,467,503        3.5%
     Irving Shafran and Judith Shafran, as Trustees (5).............       1,467,503        3.5%
     Marion Bergman, as Trustee (6).................................         638,704        1.5%
     Lawrence O. Sneag, as Trustee (7)..............................         625,104        1.5%
     Barry J. Alperin (8)...........................................          12,167        *
     Gerald A. Benjamin (9).........................................          99,027        *
     James P. Breslawski (10).......................................         145,957        *
     Leonard A. David (11)..........................................          50,230        *
     Larry M. Gibson (12)...........................................         379,984        *
     Pamela Joseph (13).............................................         311,180        *
     Donald J. Kabat (14)...........................................          11,167        *
     Mark E. Mlotek (15)............................................          56,646        *
     Steven Paladino (16)...........................................         114,560        *
     Michael Racioppi (17)..........................................          20,000        *
     T. Rowe Price Associates, Inc. (18)............................       2,251,600        5.3%
     Heartland Advisors, Inc. (19)..................................       2,201,800        5.2%
     Directors and Executive Officers as a Group
     (14 persons) (20)..............................................       5,933,343       13.9%

---------------
        *Represents less than 1%

(1) Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

(2) Represents 29,115 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, subject to the HSI Agreement (as defined below), 122,727 shares over which Mr. Bergman has sole voting and dispositive power, subject to the HSI Agreement, as trustee of trusts established by him for his benefit and the benefit of his family members, 641,204 shares over which Marion Bergman, Mr. Bergman's wife, and/or Lawrence O. Sneag have sole or shared voting and dispositive power, subject to the HSI agreement, as trustee or co-trustee under certain trusts established by Mr. Bergman for his benefit and the benefit of his family members, and 4,461,480 shares held by certain other stockholders that are parties to the HSI Agreement. All of the foregoing shares are required by the HSI Agreement to be voted for certain nominees for election as directors of the Company selected by Mr. Bergman in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(Footnotes continued on next page).

(3) Represents 991,400 shares that Mr. Schein owns directly and over which he has sole voting and dispositive power, subject to the HSI Agreement, 1,430,899 shares owned by trusts for the benefit of Mr. Schein and members of his family and/or charities of which Mr. Schein and Leslie J. Levine are co-trustees, over which Mr. Schein has shared voting and dispositive power, subject to the HSI Agreement, and 2,832,227 additional shares held by certain stockholders that are parties to the HSI Agreement. If he so elects, Mr. Schein has the right to nominate certain of the members of the Board of Directors in accordance with the HSI Agreement. All of the 5,254,526 shares of Common Stock that are subject to the HSI Agreement are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(4) Mr. Levine holds such shares as co-trustee of trusts for the benefit of Marvin H. Schein and members of Mr. Schein's family and/or charities. Mr. Levine shares the power to vote and to dispose of such shares, subject to the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(5) Represents shares owned by a revocable trust established by Ms. Schein, of which Mr. Shafran and Ms. Shafran are co-trustees. Mr. Shafran and Ms. Shafran, as trustees, have the power to vote and dispose of such shares, subject to the HSI Agreement. Ms. Schein has the power to vote and dispose of such shares upon her revocation of the trust, subject to the HSI Agreement. All of such shares are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(6) Ms. Bergman, Stanley M. Bergman's wife, holds such shares as the trustee or co-trustee of trusts established by Mr. Bergman for the benefit of Mr. Bergman and/or his family members. Ms. Bergman has the sole or shared power to vote and dispose of such shares, subject to the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(7) Mr. Sneag holds such shares as the trustee or co-trustee of trusts established by Stanley M. Bergman for the benefit of Mr. Bergman and/or his family members. Mr. Sneag has the sole or shared power to vote and dispose of such shares, subject to the HSI Agreement. All of such shares must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(8) Represents 2,000 shares owned directly and options to purchase 10,167 shares that either are exercisable or will become exercisable within 60 days.

(9) Represents 5,660 shares owned directly and options to purchase 93,367 shares that either are exercisable or will become exercisable within 60 days.

(10) Includes 99,602 shares that Mr. Breslawski owns directly and has the sole power to vote and dispose of, subject to the HSI Agreement, and must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. In addition, Mr. Breslawski owns options to purchase 46,355 shares of Common Stock that either are or will become exercisable within 60 days, which shares will be subject to the HSI Agreement upon issuance. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(11) Represents 2,500 shares owned directly and options to purchase 47,730 shares that either are exercisable or will become exercisable within 60 days.

(12) Represents 314,850 shares owned directly or indirectly and options to purchase 65,134 shares that either are exercisable or will become exercisable within 60 days.

(13) Ms. Joseph has the sole power to vote and dispose of such shares, subject to the HSI Agreement. All of such shares are required to be voted for the nominees for election as directors selected in accordance with the HSI Agreement. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(Footnotes continued on next page)

(14) Represents 1,000 shares owned directly and options to purchase 10,167 shares that either are exercisable or will become exercisable within 60 days.

(15) Represents 2,012 shares owned directly, options to purchase 54,634 shares that either are exercisable or will become exercisable within 60 days.

(16) Includes 6,360 shares that Mr. Paladino has the sole power to vote and dispose of, subject to the HSI Agreement, and must be voted for the nominees for election as directors selected in accordance with the HSI Agreement. In addition, Mr. Paladino owns options to purchase 108,200 shares that either are exercisable or will become exercisable within 60 days, which shares will be subject to the HSI Agreement upon issuance. See "ELECTION OF DIRECTORS--Certain Voting Arrangements."

(17) Represents options to purchase 20,000 shares that either are exercisable or will become exercisable in 60 days.

(18) The principal office of T. Rowe Price Associates, Inc. ("Price Associates") is 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the Securities and Exchange Commission on February 12, 2001.

(19) The principal office of Heartland Advisors, Inc. ("Heartland Advisors") is 789 North Water Street, Milwaukee, WI 53202. Heartland Advisors, an investment advisor, may be deemed to be a beneficial owner of these shares within the meaning of Rule 13d-3 under the Securities and Exchange Act by virtue of its investment discretion and, with respect to 605,100 shares, voting power over securities owned by its clients, which sole dispositive and voting power may be revoked by such clients. William J. Nasgovitz may also be deemed to beneficially own these shares by virtue of being the President and principal shareholder of Heartland Advisors. Mr. Nasgovitz may also be deemed to have sole voting power over 1,517,500 of these shares by virtue of his position as an officer and director of Heartland Group, Inc. The foregoing information is based on an amended Schedule 13G filed by Heartland Advisors and Mr. Nasgovitz with Securities and Exchange Commission on January 23, 2001.

(20)    Includes (a) all shares described in the preceding notes (2) through
        (17), and (b) 4,200 shares, and options to purchase 45,396 shares, that either are exercisable or will become exercisable within 60 days, held by other executive officers.

             ------------------------------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
             ------------------------------------------------------

         Eleven directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors will be elected by plurality vote. The Board of Directors has approved the persons named below as nominees and the enclosed proxy, if executed and returned, will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons as provided in the proxy. Each of the nominees currently serves as a director and was elected by the stockholders at the 2000 Annual Meeting. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information concerning the nominees:

Name                                                     Age                      Position
----                                                     ---                      --------
Stanley M. Bergman................................       51     Chairman, Chief Executive Officer, President
                                                                     and Director
James P. Breslawski...............................       47     Executive Vice President, President
                                                                     US Dental and Director
Gerald A. Benjamin................................       48     Executive Vice President, Chief Administrative
                                                                     Officer and Director
Steven Paladino...................................       44     Executive Vice President, Chief Financial
                                                                     Officer and Director
Leonard A. David..................................       52     Vice President--Human Resources, Special
                                                                     Counsel and Director
Mark E. Mlotek....................................       45     Senior Vice President--Corporate Business
                                                                     Development Group and Director
Barry J. Alperin..................................       60     Director
Pamela Joseph.....................................       58     Director
Donald J. Kabat...................................       65     Director
Marvin H. Schein..................................       59     Director
Irving Shafran....................................       57     Director

         STANLEY M. BERGMAN has been Chairman, Chief Executive Officer, and President of the Company since 1989 and a director of the Company since 1982. Mr. Bergman held the position of Executive Vice President of the Company and Schein Pharmaceutical, Inc. from 1985 to 1989, and Vice President of Finance and Administration of the Company from 1980 to 1985. Mr. Bergman is a certified public accountant.

         JAMES P. BRESLAWSKI has been an Executive Vice President, with primary responsibility for US Dental, and a director of the Company since 1990. Between 1980 and 1990, Mr. Breslawski held various positions with the Company, including Chief Financial Officer, Vice President of Finance and Administration and Controller. Mr. Breslawski is a certified public accountant.

         GERALD A. BENJAMIN has been an Executive Vice President and Chief Administrative Officer of the Company since February 2000 and a director of the Company since 1994. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction from January 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to December 1992, and Director of Materials Management from 1988 to 1990. Before joining the Company in 1988, Mr. Benjamin was employed for 13 years in various management positions at Estee Lauder, where his last position was Director of Materials Planning and Control.

         STEVEN PALADINO became an Executive Vice President of the Company in February 2000, has been Chief Financial Officer of the Company since April 1993, and has served as a director of the Company since December 1992. From April 1993 until February, 2000, Mr. Paladino was a Senior Vice President of the Company. Mr. Paladino served as Vice President and Treasurer from 1990 to April 1993, and as Corporate Controller from 1987 to 1990. Before joining the Company in 1987, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman, LLP. Mr. Paladino is a certified public accountant.

         LEONARD A. DAVID has been the Company's Vice President of Human Resources and Special Counsel since January 1995. Mr. David held the office of Vice President, General Counsel and Secretary from 1990 to January 1995, and practiced corporate and business law for eight years prior to joining the Company in 1990. Mr. David has been a director of the Company since September 1994.

         MARK E. MLOTEK became Senior Vice President of the Company's Business Development Group in February 2000. He joined the Company in December 1994 as Vice President, General Counsel and Secretary, and became a director of the Company in September 1995. Prior to joining the Company, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989.

         BARRY J. ALPERIN has been a director of the Company since May 1996. Mr. Alperin, a private consultant since August 1995, served as Vice Chairman of Hasbro, Inc. from 1990, through July 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990, and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989. Mr. Alperin served as a director of Seaman Furniture Company, Inc., a furniture retailing company, from 1992 to February, 2001. He currently serves as a director of K'nex Industries, Inc., a wholesale toy company.

         PAMELA JOSEPH has been a director of the Company since September 1994. For the past five years, Ms. Joseph has been a self-employed artist and is Director of MaNose Studios. Ms. Joseph is also a trustee of Alfred University.

         DONALD J. KABAT has been a director of the Company since May 1996. Mr. Kabat is the President of D.K. Consulting Services, Inc., and served as Chief Financial Officer of Central Park Skaters, Inc. from September 1992 to September 1995. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture).

         MARVIN H. SCHEIN has been a director of the Company since September 1994 and has provided consulting services to the Company since 1982. Mr. Schein founded Schein Dental Equipment Corp., a subsidiary of the Company. Prior to founding Schein Dental Equipment Corp., Mr. Schein held various management and executive positions with the Company.

         IRVING SHAFRAN has been a director of the Company since September 1994. Mr. Shafran has been an attorney in private practice for the past 25 years. From 1991 through December 1995, Mr. Shafran was a partner in the law firm of Anderson Kill Olick and Oshinsky, PC.

Certain Voting Arrangements

         The Amended and Restated HSI Agreement, dated as of February 16, 1994, as amended (the "HSI Agreement"), among certain stockholders of the Company, was entered into in connection with the Company's reorganization. It provides that until the earliest of (i) January 1, 2004, (ii) the first date on which Marvin
H. Schein and his family group no longer beneficially own at least 25% of the outstanding Common Stock that they owned immediately after the reorganization, or (iii) the date on which certain changes in the Company's management occur, Stanley M. Bergman has the right to designate the nominees for election to the Board of Directors; provided, however, that if Marvin H. Schein does not approve such nominees, Mr. Bergman and Mr. Schein will each select that number of nominees (of which one must be an Independent Nominee, as defined in the HSI Agreement), equal to one-half of the entire Board, rounded down to the nearest whole number, and the remaining nominee (if there is an odd number of directors) will be elected by the two Independent Nominees. The parties to the HSI Agreement, who have the right to vote approximately 12.5% of the outstanding shares of Common Stock eligible to vote at the 2001 Annual Meeting, are required to vote for all such nominees. If any director previously nominated pursuant to the HSI Agreement ceases to hold office, the individual who nominated such director shall have the right to nominate his or her successor.

Board Meetings and Committees

         During the fiscal year ended December 30, 2000 ("fiscal 2000"), the Board of Directors held six meetings.

         The Company has an Executive Committee, which currently consists of Messrs. Bergman, Benjamin, Breslawski, Paladino and Schein. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except that it does not have the power or authority to adopt, approve or recommend to stockholders any action or matter that is required by Delaware law to be submitted to the Company's stockholders for approval, or to adopt, amend or repeal any bylaw of the Company. The Executive Committee did not meet in fiscal 2000.

         The Board of Directors has an Audit Committee, which currently consists of Messrs. Alperin and Kabat. The Board of Directors has determined that each of the members of the Audit Committee is an "independent director," as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee, which held four meetings in fiscal 2000, oversees the Company's financial reporting process and internal audit functions on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of the Company's independent certified public accountants. The Audit Committee also reviews the Company's consolidated financial statements and the adequacy of the Company's internal controls. The Audit Committee meets with the independent certified public accountants to discuss the results of their audit of the Company's consolidated financial statements, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

         The Board of Directors has a Compensation Committee, which currently consists of Messrs. Alperin and Kabat. The Compensation Committee makes recommendations regarding the compensation and benefit policies and procedures of the Company. The Compensation Committee held four meetings during fiscal 2000.

         The Board of Directors has a Stock Option Committee, which currently consists of Messrs. Alperin and Kabat. The Stock Option Committee determines grants under the Company's 1994 Stock Option Plan, as amended. The Stock Option Committee held four meetings during fiscal 2000.

         The Board of Directors does not have a Nominating Committee. See "ELECTION OF DIRECTORS -Certain Voting Information". Each director attended more than 75% of the aggregate number of meetings held in fiscal 2000 by the Board of Directors and the Board Committees of which he or she was a member.

Compensation of Directors

         In fiscal 2000, Messrs. Alperin and Kabat each received a $30,000 annual retainer and an additional $1,200 for each Board meeting attended and $750 for each Committee meeting attended (or $1,000 if such Committee meeting was held on a day other than a day on which a Board meeting was held).

             ------------------------------------------------------
                                   PROPOSAL 2
                                AMENDMENT OF 1994
                                STOCK OPTION PLAN
             ------------------------------------------------------

         The Company maintains the Henry Schein, Inc. 1994 Stock Option Plan, as previously amended (the "1994 Option Plan"), for the benefit of key employees of the Company and its subsidiaries. The proposed amendment to the 1994 Option Plan, which was unanimously adopted by the Board of Directors on March 5, 2001 subject to stockholder approval at the 2001 Annual Meeting, would increase the number of shares of Common Stock issuable upon the exercise of Options granted under the 1994 Option Plan by 1,600,000 shares, or approximately 3.8% of the currently outstanding shares of Common Stock, and prohibit option re-pricings without stockholder approval. The Board of Directors believes that it is desirable to increase the total number of shares available under the 1994 Option Plan in order to attract, motivate and retain key employees of, and Consultants (as defined in the 1994 Option Plan) to, the Company and its subsidiaries, including key employees of corporations or businesses that are acquired by the Company.

         Currently, the maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the 1994 Option Plan is 5,179,635 (subject to antidilution adjustments). As of April 11, 2001, options to purchase 4,405,836 shares were outstanding under the 1994 Option Plan, and only 242,678 shares remain available for future option grants under the 1994 Option Plan (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding options). Options to purchase an additional 614,682 shares of Common Stock that were not issued under the 1994 Plan were outstanding as of April 11, 2001; these non-plan options represent options that had been issued by public companies acquired by the Company and were assumed by the Company and converted into options to purchase shares of Common Stock in such acquisitions.

         The following description of the 1994 Option Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 1994 Option Plan, as amended, a copy of which is available upon request from the Company.

Description of the Stock Option Plan

         The purpose of the 1994 Option Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and Consultants who are important to the success and growth of the Company, and to create a mutuality of interest between the such individuals and the stockholders of the Company by granting such individuals options to purchase Common Stock. The 1994 Option Plan defines "Consultant" as any natural person (or any wholly owned corporate alter ego of any natural person) who is not an employee of the Company and who provides key consulting or advisory services to the Company, excluding services in connection with the offer and sale of securities in a capital-raising transaction. Under the 1994 Option Plan, as currently in effect, a maximum of 237,987 shares of Common Stock are authorized for issuance pursuant to the exercise of Class A Options granted under the 1994 Option Plan, and an aggregate of 4,941,648 shares of Common Stock are authorized for issuance pursuant to the exercise of Class B options, subject, in each case, to antidilution adjustments. Class A Options to purchase an aggregate of 113,015 shares of Common Stock at an exercise price of $4.21 per share were outstanding as of April 11, 2001, and Class B Options to purchase an aggregate of 4,292,821 shares of Common Stock with a weighted average exercise price of $27.20 per share were outstanding as of such date. No new Class A Options may be issued. If Class B Options are canceled, expire or terminate unexercised, however, the shares of Common Stock covered by such options are again available for the grant of options under the 1994 Option Plan. Both incentive stock options and nonqualified stock options may be issued under the 1994 Option Plan, but Consultants are not eligible to receive incentive stock options.

         Except as noted in the next sentence, the maximum number of shares of Common Stock with respect to which options may be granted under the 1994 Option Plan to any participant in any fiscal year cannot exceed 100,000 shares. To the extent that the number of shares with respect to which a participant is granted options during any fiscal year is less than the maximum number of shares for which options are permitted to be granted to such participant during such fiscal year, the number of shares of Common Stock available for option grants to such participant in the next fiscal year is automatically increased by the number of such shares as to which options were not granted.

         The 1994 Option Plan is administered by the Company's Board of Directors or by a committee of two or more directors appointed by the Board (the "Committee"), each of whom qualifies as a nonemployee director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), and as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The 1994 Option Plan is currently administered by the Stock Option Committee of the Board of Directors. The Committee has the full authority and discretion, subject to the terms of the 1994 Option Plan, to determine those individuals who are eligible to be granted options and the amount and type of options. The terms and conditions of specific option grants are set forth in written option agreements between the Company and the participant. No option shall be granted under the 1994 Option Plan on or after September 30, 2004 (the tenth anniversary of the effective date of the 1994 Option Plan), but options granted prior to such date may extend beyond that date.

         The 1994 Option Plan provides that it may be amended by the Company's Board of Directors or the Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares of Common Stock which may be acquired upon exercise of options granted under the 1994 Option Plan, (ii) change the types of employees, consultants or other advisors eligible to participate in the 1994 Option Plan, (iii) effect any change that would require stockholder approval under Rule 16b-3 under the Exchange Act, (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, or (v) reduce the purchase price of an outstanding option below the fair market value of a share of Common Stock on the date of such amendment.

         Options granted under the 1994 Option Plan entitle the holder to purchase a specified number of shares of Common Stock, subject to vesting provisions, at a price set by the Committee at the time of grant. The term of each option is specified by the Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive stock options granted to owners of 10% or more of the Company's outstanding voting stock). The Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a change of control of the Company (as defined in the 1994 Option Plan).

         Under the 1994 Option Plan, the Committee may grant incentive stock options that qualify under Section 422 of the Code or non-qualified stock options. Incentive stock options are subject to certain requirements under the 1994 Option Plan as well as under the Code. As noted above, Consultants are not eligible to receive incentive stock options.

         A participant may elect to exercise one or more of his or her options by giving written notice to the Committee of such election at any time. The participant shall specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of Common Stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Committee, through delivery of unencumbered shares of Common Stock, a promissory note or a combination of cash and the foregoing, or (iii) on such other term and conditions as may be acceptable to the Committee or as set forth in the participant's option agreement.

         The following outstanding options have been granted under the 1994 Option Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

                                                                        Number of  Weighted Average
                                 Name                                    Shares     Exercise Price
                                 ----                                    ------     --------------
        1.  Stanley M. Bergman......................................          --            --
        2.  James P. Breslawski.....................................      81,000         25.94
        3.  Steven Paladino.........................................     156,700         19.21
        4.  Gerald A. Benjamin......................................     135,200         18.97
        5.  Michael Racioppi........................................     102,500         24.72
        6.  All Executive Officers as a Group (9 people)............     803,626         22.50
        7.  All Other Employees.....................................   3,602,210         27.58

         A copy of the 1994 Option Plan, marked to show the proposed amendments, is available upon request from the Company.

Material U.S. Federal Income Tax Consequences Relating to the 1994 Option Plan

         The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1994 Option Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

         Incentive Stock Options. Under current U.S. federal income tax laws, the grant of an incentive stock option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 1994 Option Plan may be designated as incentive stock options, as defined in the Code, provided that such options satisfy the Code's requirements for incentive stock options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option within either (i) two years from the date the option is granted, or (ii) one year from the date of exercise. In addition, if the Common Stock is held more than 18 months after the date of exercise, the optionee will be taxed at the lowest rate applicable to capital gains for such optionee.

         In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the Common Stock at exercise or (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee's holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the Optionee.

         Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of nonqualified stock options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

         The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and
(ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee's holding period for the sold stock. The Company generally will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

         Certain Other Tax Issues. In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable Federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an option may have implications in the computation of alternative minimum taxable income, and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under
Section 280G of the Code, which excess amounts may be subject to excise taxes; officers and directors of the Company subject to section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their options.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE 1994 OPTION PLAN.

             ------------------------------------------------------
                                   PROPOSAL 3
                       ADOPTION OF 2001 HENRY SCHEIN, INC.
                         SECTION 162(m) CASH BONUS PLAN
             ------------------------------------------------------

         On March 30, 2001, the Executive Committee of the Board of Directors of the Company adopted, subject to stockholder approval, the 2001 Henry Schein, Inc. Section 162(m) Cash Bonus Plan (the "Bonus Plan") which will provide for annual incentive payments to certain key executives of the Company. The purpose of the Bonus Plan is to provide annual incentives to certain key executive in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit of the Company the associated federal income tax deduction. There will be presented at the Annual Meeting a proposal to approve the Bonus Plan, which will have effect commencing with bonuses payable in respect of the Company's 2001 fiscal year and thereafter. The following description of the Bonus Plan is qualified in its entirety by reference to the full text of Bonus Plan, which is attached as Appendix B to this Proxy Statement.

         Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. The Company intends to structure awards under the Bonus Plan so that compensation paid pursuant to its terms will be qualified "performance based compensation" eligible for continued deductibility. To allow the Company to qualify and preserve the tax deductibility of such compensation, the Company is seeking stockholder approval of the Bonus Plan and the material terms of performance goals applicable to the Bonus Plan.

Description of the Bonus Plan

         The Bonus Plan will be administered by the Compensation Committee, which is intended to consist entirely of non-employee directors who are "outside directors" under Section 162(m) of the Code. The Compensation Committee will select the key executives who will receive awards, the target pay-out level and the performance targets. The Compensation Committee will certify the level of attainment of performance targets. All determinations of the Compensation Committee with respect to the Bonus Plan are binding. The expenses of administering the Bonus Plan will be borne by the Company.


         Participants in the Bonus Plan will be eligible to receive an annual cash performance award based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each fiscal year by the Compensation Committee. No individual may receive for any fiscal year an amount under the Bonus Plan that exceeds $3.0 million. The performance awards will be payable as soon as administratively feasible after the year in which they are earned or, if applicable as provided in an agreement between the participant and the Company, but, in all cases, only after the Compensation Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the fiscal year to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by a measuring factor for each fiscal year greater than the interest rate on thirty year Treasury Bonds on the first business day of such fiscal year compounded annually, as elected by the participant in the deferral agreement.


         If and to the extent that the Compensation Committee determines the Company's federal tax deduction with respect to an award under the Bonus Plan may be limited as a result of Section 162(m) of the Code, the Compensation Committee may defer such payment. In such event, the Compensation Committee shall credit the amount of the award so delayed to a book account that will be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Compensation Committee. The entire balance credited to the Participant's book account will be paid to the participant no later than 90 days after the Participant ceases to be a "covered employee" within the meaning of Section 162(m) of the Code.

         Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following criteria: (i) profits, market share, revenues, income before income taxes and extraordinary income, net income earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits;
(iii) operational cash flow or cash generation targets; (iv) level of, reduction of, or other specified objectives with regard to the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and stockholder returns; (viii) economic value added targets; (ix) fair market value of the shares of Common Stock; and (x) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may (i) designate additional business criteria on which the performance goals may be based; or
(ii) adjust, modify or amend the aforementioned business criteria.

         The Bonus Plan, if approved by stockholders, will be effective as of January 1, 2001 for all fiscal years commencing on or after that date. The Bonus Plan may be amended or discontinued by the Company's Board of Directors at any time. However, stockholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any fiscal year above the award limits outlined above and specified in the Bonus Plan, materially alters the business criteria on which performance goals are based, increases the maximum annual measuring factor for deferred amounts, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m). No bonus will be payable under the Bonus Plan with respect to any fiscal year beginning after December 30, 2005.

         The Bonus Plan is not subject to any of the requirements of ERISA nor is it intended to be qualified under Section 401(a) of the Code.

         Under applicable regulations, if the Bonus Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2006, unless materially amended prior to such meeting. In the event stockholders do not approve this proposal, awards will not be granted or paid out under the Bonus Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the stockholder approval requirements of that Regulation.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO ADOPT THE BONUS PLAN.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The following table sets forth information concerning annual and long-term compensation for the fiscal years ended December 30, 2000, December 25, 1999 and December 26, 1998 of the Company's Chief Executive Officer, the other four most highly paid executive officers (based on salary and bonus for fiscal 2000) serving as of December 30, 2000 (the "Named Executive Offices").

                                        Annual Compensation               Long-Term Compensation
                                 --------------------------------   --------------------------------
                                                         Other      Restricted   Securities
                                                      Additional       Stock     Underlying   LTIP          Other
        Name and                 Salary     Bonus    Compensation     Awards       Options    Payouts   Compensation
   Principal Position     Year     ($)       ($)          ($)           ($)          (#)        ($)        ($) (1)
   ------------------     ----     ---       ---          ---           ---          ---        ---        -------
Stanley M. Bergman...     2000     585,000 1,099,712     19,300          --           --         --         42,112
Chairman, Chief           1999     559,050    87,048     19,300          --           --         --         39,661
Executive Officer and
President
                          1998     544,050   313,000     19,300          --           --         --         38,678

James P. Breslawski..     2000     337,500   136,606     15,000          --           --         --         21,148
Executive Vice            1999     324,500    45,000     15,000          --         28,500       --         20,078
President and President
of US Dental
                          1998     312,500    65,000     15,000          --         17,500       --         21,151

Steven Paladino......     2000     315,000   215,000     15,000          --           --         --         22,648
Executive Vice            1999     263,000    75,000     15,000          --         46,500       --         18,781
President and Chief
Financial Officer
                          1998     250,000    92,500     15,000          --         16,500       --         17,977

Gerald A. Benjamin...     2000     313,000   190,000     15,000          --           --         --         22,807
Executive Vice            1999     261,000    67,000     15,000          --         38,500       --         18,878
President and Chief
Administrative Officer
                          1998     250,000    85,000     15,000          --         15,000       --         18,315

Michael Racioppi.....     2000     230,000   225,000     15,000          --           --         --         16,790
President-Medical Group   1999     220,000    75,000     15,000          --         25,000       --         13,766
                          1998     187,981   100,000     15,000          --          5,000       --         11,560

-----------------
(1) The 1998 amounts shown in this column represent (i) profit sharing contributions made by the Company of $2,511 for Mr. Bergman, $1,442 for Mr. Breslawski, $1,154 for Mr. Paladino, $1,292 for Mr. Benjamin and $1,229 for Mr. Racioppi, (ii) matching contributions under the Company's 401(k) plan of $3,515 for Mr. Bergman, $1,730 for Mr. Breslawski, $1,615 for Mr. Paladino, $1,697 for Mr. Benjamin and $3,372 for Mr. Racioppi,
        (iii) ESOP contributions of $4,227 for Mr. Bergman, $2,236 for Mr. Breslawski, $1,942 for Mr. Paladino, $1,131 for Mr. Benjamin and $2,248 for Mr. Racioppi, and (iv) excess life insurance premiums and SERP contributions of $696 and $27,729 for Mr. Bergman, $478 and $15,264 for Mr. Breslawski, $478 and $12,788 for Mr. Paladino, $816 and $13,379 for Mr. Benjamin and $478 and $4,234 for Mr. Racioppi. The 1999 amounts shown in this column represent (i) matching contributions under The Company's 401(k) plan of $10,000 for Mr. Bergman, $5,800, for Mr. Breslawski, $4,957 for Mr. Paladino, $4,919 for Mr. Benjamin and $3,769 for Mr. Racioppi ,and (ii) excess life insurance premiums and SERP contributions of $528 and $29,133 for Mr. Bergman, $608 and $13,670 for Mr. Breslawski, $371and $13,453 for Mr. Paladino, $608 and $13,351 for Mr. Benjamin, and $608 and $9,389 for Mr. Racioppi. The 2000 amounts shown in this column represent (i) matching contributions under the Company's 401(k) plan of $9,450 for Mr. Bergman, $7,500 for Mr. Breslawski, $5,088 for Mr. Paladino, $5,547 for Mr. Benjamin and $4,906 for Mr. Racioppi, and (ii) excess life insurance premiums and SERP contributions of $1,162 and $31,500 for Mr. Bergman, $898 and $12,750 for Mr. Breslawski, $599 and $16,961 for Mr. Paladino, $898 and $16,362 for Mr. Benjamin and $691 and $11,193 for Mr. Racioppi. The Company's ESOP was merged into the 401(k) plan during the 1998 fiscal year. Forty percent of the Company's matching contributions under the 401(k) plan must be invested in the plan's Common Stock fund.

Aggregated Fiscal 2000 Year-End Option Values

         No options were granted by the Company to the Named Executive Officers in fiscal 2000. The following table summarizes the number of all shares subject to options held by the Named Executive Officers at the end of fiscal 2000, and their value at that date if they were in-the-money. No stock options were exercised by the Named Executive Officers in fiscal 2000.

                                                                                Value of Unexercised
                                                                        In-The-Money Options at 12/30/00 (1)
                                                                        ------------------------------------
                              Number of Securities Underlying
                              Unexercised Option at 12/25/99          Exercisable (#)             Unexercisable (#)
                              ------------------------------      -------------------------   ------------------------

Name                         Exercisable (#)  Unexercisable (#)    Shares (#)     Total ($)    Shares (#)    Total ($)
----                         ---------------  -----------------    ----------     ---------    ----------    ---------
Stanley M. Bergman......             --               --                --            --             --           --
Steven Paladino.........         95,200           36,500            84,200     1,790,798         31,000      561,875
Gerald A. Benjamin......         82,534           30,666            72,534     1,591,334         25,666      472,491
James P. Breslawski.....         36,168           24,832            24,501       525,730         18,999      349,462
Michael Racioppi........         39,881           18,333            36,548       337,380         16,666      347,904

----------------------

(1) Represents the difference between the aggregate exercise prices of such options and the aggregate fair market value of the shares issuable upon exercise.

Employment and Other Agreements

         The Company and Stanley M. Bergman entered into an employment agreement, dated as of January 1, 2000 (the "Employment Agreement"), providing for his continued employment as Chairman of the Board, President and Chief Executive Officer until December 31, 2002. The Employment Agreement provides Mr. Bergman with a base salary of $585,000 for 2001. In addition, the Employment Agreement provides for incentive compensation to be determined by the Compensation Committee of the Board of Directors (or, if there is no Compensation Committee, the Board of Directors). The Compensation Committee awarded incentive compensation of $1,099,712 to Mr. Bergman for 2000. The Employment Agreement also provides that Mr. Bergman will continue to participate in all benefit, welfare and perquisite plans, policies and programs generally available to either the Company's employees or the Company's senior executive officers. The Company provides Mr. Bergman with the use of an automobile and expenses related thereto, and other miscellaneous benefits, in accordance with the Employment Agreement. If Mr. Bergman's employment with the Company is terminated by the Company without cause, or is terminated by Mr. Bergman following a material breach of the Employment Agreement by the Company that is not timely cured, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation, benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In addition, Mr. Bergman will receive, as severance pay, 200% of his then annual base salary plus 200% of Mr. Bergman's average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each pension plan maintained by the Company if the Company had continued contributions thereunder until the expiration of the full term of the Employment Agreement, less Mr. Bergman's vested account balance or accrued benefits under each pension plan. If Mr. Bergman resigns within one year following a change in control of the Company, Mr. Bergman will receive, as severance pay, 300% of his then annual base salary plus 300% of Mr. Bergman's maximum incentive compensation opportunity for the year in which such termination occurs, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each pension plan maintained by the Company if the Company had continued contributions thereunder until the expiration of the full term of the Employment Agreement, less Mr. Bergman's vested account balance or accrued benefits under each pension plan. If the payments described in the preceding sentence are subject to the excise tax imposed by Internal Revenue Code Section 4999, the Company will pay Mr. Bergman an additional amount such that the amount retained by him, after reduction for such excise tax, equals the amounts described in the preceding sentence prior to imposition of the excise tax. Unless the Employment Agreement is terminated for cause or pursuant to Mr. Bergman's voluntary resignation, the Company will continue the participation of Mr. Bergman and his family in the health and medical plans, policies and programs in effect with respect to senior executive officers of the Company and their families after the termination or expiration of the Employment Agreement, with coverage for Mr. Bergman and his spouse continuing until respective deaths, and coverage for his children continuing until they reach the age of twenty-one.

         In September 1994, the Company, and Marvin Schein, a director and principal stockholder of the Company, amended and restated the terms of a consulting agreement (the "Consulting Agreement"), providing for Mr. Schein's consulting services to the Company from time to time with respect to the marketing of dental supplies and equipment. The Consulting Agreement initially provided for compensation of $283,200 per year, increasing $25,000 every fifth year beginning in 2003. The Consulting Agreement also provides that Mr. Schein will participate in all benefit, compensation, welfare and perquisite plans, policies and programs generally available to either the Company's employees or the Company's senior executive officers, excluding the Company's 1994 Stock Option Plan, as amended, that Mr. Schein's spouse and his children (until they reach the age of 21) will be covered by the Company's health plan, and that the Company will provide Mr. Schein with the use of an automobile and expenses related thereto. The original Consulting Agreement was entered into as part of a recapitalization of the Company's predecessor in 1982 among Mr. Schein and its other stockholders and secured for the Company the consulting services of Mr. Schein, who had served the Company in various executive capacities for more than twenty years.

         The Company has entered into agreements with the Named Executive Officers, other than Mr. Bergman, which provide that upon a change in control of the Company, the Company will pay the executive an amount equal to (i) the amount paid per share for Company Common Stock in any transaction triggering the change in control (not to exceed $40) multiplied by (ii) a factor (ranging from 45,000 to 100,000). Effective July 1, 2001, the foregoing provisions will be modified to provide that the amount referred to in clause (i) will be the amount paid per share for Company Common Stock in any transaction triggering the change in control (not to exceed $60) less $15.00. The Company's obligation to provide the foregoing benefit expires on December 31, 2002. The agreements also provide that if the executive's employment is terminated by the Company without cause or by the executive for good reason following a change in control of the Company, the Company will pay to the executive severance pay equal to 300% (200% in the case of Mr. Racioppi) of the sum of the executive's then base salary and target bonus. In the event any payments to the executive become subject to the excise tax imposed by Internal Revenue Service Section 4999, the Company will pay the executive an additional amount such that the amount retained by the executive after reduction for such excise tax equals the amount to be paid to the executive prior to imposition of the excise tax.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee, the members of which also serve as the Stock Option Committee under the Company's 1994 Stock Option Plan, has responsibility for the philosophy, competitive strategy, design, and administration of the Company's compensation program for its executive officers (including the Named Executive Officers). The Compensation Committee seeks to ensure that the executive officer compensation program is competitive in level and structure with the programs of comparably-sized businesses, is supportive of the Company's financial and operating objectives, and is aligned with the financial interests of the Company's stockholders. The Company and the Compensation Committee have retained the services of an independent executive compensation consulting firm for advice regarding the competitive structure and administration of its executive officer compensation program.

Philosophy and Program Components

         The Company's executive officer compensation program is designed to enable the Company to attract and retain the caliber of officers needed to ensure the Company's continued growth and profitability and to compensate them, based on their and the Company's performance and on the longer-term value they create for the Company's stockholders in a manner consistent with competitive practices. The components of the executive officer compensation program consist of base salary, annual bonuses paid under the Company's annual Performance Incentive Plan, and periodic grants of stock options.

         The Company measures the competitiveness of its compensation program relative to the practices of other companies with annual revenues comparable to those of the Company. The Committee generally seeks to set salaries within the 25th to 75th percentile range of salaries at such comparable companies. The Committee also seeks to structure annual Performance Incentive Plan award opportunities so that an officer's salary plus annual bonus will fall within the 25th to 75th percentile range of competitive practices, depending on both the Company's achievement of annual financial performance targets established by the Committee at the start of the year and the individual achievements of the officer, as evaluated against pre-established goals and objectives. Similarly, stock option grants are made with reference to option granting practices for companies with comparable annual revenues.

Base Salary

         The Company annually reviews officer salaries and makes adjustments as warranted based on competitive practices and the individual's performance. Salary increases are generally approved during the first quarter of the calendar year and made retroactive to January 1st. The 2000 annual salaries of the Named Executive Officers, excluding Mr. Bergman, the Company's Chief Executive Officer, were increased by an average of 12% over annualized 1999 levels. The Committee was advised by its compensation consultant that such officers' average 2000 salaries approximated the 35th percentile of competitive practices. Mr. Bergman's 2000 salary was increased pursuant to the terms of his employment agreement and approximated the 15th percentile of competitive practices.

Annual Incentive Compensation

         Annual incentive compensation for each of the Company's executive officers other than Mr. Bergman for each year is paid under the Company's Performance Incentive Plan ("PIP") for such year, each of which is designed to reward the achievement of pre-established corporate, business unit and individual performance goals so as to compensate the Company's senior officers for both their individual performance and business unit financial results. At the beginning of each year, the Chief Executive Officer determines which officers will participate in the PIP for that year and such officers are notified of their participation. The Chief Executive Officer determines the PIP's performance goals for those officers who report directly to him, and determines goals for other participants in consultation with their supervisors. These performance goals are reviewed at mid-year to ensure their continued relevance.

         During the first quarter of the subsequent year, the Chief Executive Officer reviews the relevant financial, operating and personal performance achievements of the Company, its business units, and the participating officers against the PIP performance goals that had been established, and submits proposed PIP awards for the participating officers to the Compensation Committee for its approval. PIP awards for 2000 performance for the Named Executive Officers other than Mr. Bergman were based on (1) the Company's 2000 earnings per share measured against pre-established standards, (2) achievement of financial goals in their respective areas of responsibility, and (3) achievement of individual objectives.

         PIP payments for 2000 for the four Named Executive Officers other than Mr. Bergman ranged from 40% to 98% of salary and averaged 64%. The Committee's compensation consultant has advised that the average 2000 salary plus 2000 bonus for these four executive officers approximated the 25th percentile of annual cash compensation at companies with comparable annual revenues. PIP awards for these individuals appear in the Summary Compensation Table in the column captioned "Bonus."

Stock Options

         The Company and the Compensation Committee believe that stock options directly align the long-term financial interest of the Company's officers and stockholders and intend to make grants on an annual basis. The Committee's compensation consultant provides the Committee with competitive option granting guidelines, reflecting option granting practices at companies with comparable annual revenues, which are taken into account in determining the size of the Company's stock option grants. No options were granted to the Company's executive offices in fiscal 2000. The options that were granted in December 1999 to the executive officers named in the Company's Proxy Statement for the 2000 Annual Meeting of stockholders were disclosed in that Proxy Statement.

The Chief Executive Officer

         Mr. Bergman's salary of $585,000 was set in accordance with the terms of his employment contract and was 4.6% higher than his 1999 salary. The contract also provided that Mr. Bergman's bonus be within a specified range based on the Company's performance, as determined by the Committee. The Committee awarded Mr. Bergman an annual bonus of $1,099,712 with respect to 2000 performance. In making its bonus determination, the Committee evaluated the Company's 2000 earnings per share measured in relation to pre-established performance standards and the average bonuses earned by the Corporation's executive officers (including the Named Executive Officers) in relation to their target bonus opportunities.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code prohibits the Company from deducting annual compensation in excess of $1 million paid to any of the Named Executive Officers, unless such compensation is performance-based and paid pursuant to criteria approved by the stockholders. The Committee's general policy is to preserve the federal income tax deductibility of compensation by qualifying such compensation for the performance based compensation exception to the limitation on deductibility under Section 162(m). The Committee may, however, approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company, and did so with the respect to the Chief Executive Officer's aggregate compensation in fiscal 2000. The Committee recommended to the Board of Directors the adoption of the Henry Schein, Inc, 2001 Section 162(m) Cash Bonus Plan, which will be subject to shareholder approval at the Annual Meeting of Stockholders. See PROPOSAL 3 - ADOPTION OF 2001 HENRY SCHEIN, INC.,SECTION 162 (M) CASH BONUS PLAN.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting, and the independence and performance of the Company's independent certified public accountants. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent certified public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America, and discuss with us any issues they believe should be raised with us.

         The Audit Committee reviewed the Company's audited financial statements for the 2000 fiscal year and met with both management and BDO Seidman, LLP ("BDO Seidman"), the Company's independent certified public accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         We have received from BDO Seidman the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with BDO Seidman their independence from the Company and its management. The Audit Committee also discussed with BDO Seidman any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


The Company's executive officers and directors are required under the Exchange Act to file reports of ownership of Common Stock of the Company with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2000 the executive officers and directors of the Company timely complied with all applicable filing requirements.

                             STOCK PERFORMANCE GRAPH


The graph below compares the cumulative total stockholder return on $100 invested on December 30, 1995, the last trading day before the beginning of the Company's 1996 fiscal year, through the end of the Company's 2000 fiscal year with the cumulative total return on $100 invested for the same period in the Nasdaq Stock Market (U.S. Companies) Composite Index and a group of five distribution companies selected by the Company as appropriate for this purpose after discussions with a number of investment analysts who follow the Common Stock and are familiar with the Company's business (the "Peer Group Index"). The companies in the Peer Group Index are Owens & Minor, Inc., Patterson Dental Company, PSS World Medical Inc., Systemax, Inc. and U.S Office Products, Co.



                                  [line graph]

---------------------------------------------------------------------------------------------------------------------
                              December 30,   December 28,   December 27,   December 26,   December 25,   December 30,
                                 1995           1996           1997           1998           1999           2000
---------------------------------------------------------------------------------------------------------------------
Henry Schein, Inc.              100.00          116.95         113.98         136.02          36.65         117.37
---------------------------------------------------------------------------------------------------------------------
Peer Group Index                100.00           99.67          87.15         112.50          71.74          85.83
---------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index             100.00          124.27         152.00         214.39         378.12         237.66
---------------------------------------------------------------------------------------------------------------------

             ------------------------------------------------------
                                   PROPOSAL 4
                          RATIFICATION OF SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ------------------------------------------------------

         Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP ("BDO Seidman") as independent certified public accountants for the Company for the fiscal year ending December 29, 2001, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO Seidman, LLP, another firm of independent certified public accountants will be selected by the Board of Directors. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders in attendance. The Audit Committee of the Board of Directors has considered whether the provision of the services referred to below under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" by BDO Seidman is compatible with maintaining BDO Seidman's independence.

Audit Fees

         BDO Seidman billed the Company $1,174,000 for professional services and out-of-pocket expenses rendered in connection with the quarterly reviews and the audit of the Company's annual consolidated financial statements for the fiscal year ended December 30, 2000.

Financial Information Systems Design and Implementation Fees

         BDO Seidman billed the Company $4,000 for professional services and out-of-pocket expenses in connection with information technology consulting services for the 2000 fiscal year.

All Other Fees

         BDO Seidman billed the Company $772,000 for professional services and out-of-pocket expenses other than those described above for the 2000 fiscal year.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 29, 2001.


                       VOTING OF PROXIES AND OTHER MATTERS


         The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

         The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 27, 2001 at the Company's headquarters located at 135 Duryea Road, Melville, New York 11747.



                              STOCKHOLDER PROPOSALS


         Eligible stockholders wishing to have a proposal for action by the stockholders at the 2001 Annual Meeting included in the Company's proxy statement must submit such proposal at the principal offices of the Company not later than December 25, 2001. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

         Under the Company's Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2001 Annual Meeting without submitting such proposal for inclusion in the Company's proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC's proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2001 Annual Meeting is delivered in person or mailed to the Company and received by it not later than April 16, 2001; provided, however, that such notice need not be received more than 75 days prior to the date of the 2001 Annual Meeting.

         Under the SEC's proxy rules, proxies solicited by the Board of Directors for the 2001 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              STANLEY M. BERGMAN
                              Chairman, Chief Executive Officer and President

                              Melville, New York
                              April 30, 2001

                                                                      Appendix A

                               HENRY SCHEIN, INC.

                             AUDIT COMMITTEE CHARTER


One committee of the board of directors will be known as the Audit Committee. Only independent directors, as defined by NASDAQ Rule 4200(a)(15), will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a Committee member. When there is some doubt about independence, the director should excuse himself from any decisions that might be influence by that relationship.

The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the Board of Directors have established, and all audit processes.

The Audit Committee shall meet at least twice each year, or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. Activities of the Audit Committee will comprise the following:


CONTINUOUS ACTIVITIES - GENERAL

1. Provide an open avenue of communication between the independent auditor, Internal Audit, and the Board of Directors.

2. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

3. Require that the Board of Directors engage the independent auditors to perform quarterly reviews of the Company's interim financial statements.

4. Review with the independent auditor and the Vice President of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

5. Inquire of management, the independent auditor, and the Vice President of Internal Audit about significant risks or exposures and assess the steps management has taken to minimize such risks.

6. Consider and review with the independent auditor, and the Vice President of Internal Audit:

         (a) The adequacy of the Company's and its subsidiaries' internal controls including computerized information system controls and security.

         (b) Related findings and recommendations of the independent auditor and Internal Audit together with management's responses.

7. Consider and review with management, the Vice President of Internal Audit and the independent auditor:

         (a) Significant findings during the year, including the Status of Previous Audit Recommendations.

         (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

         (c) Any changes required in the planned scope of the Internal Audit plan.

         (d)  The Internal Audit Department charter, budget and staffing.

8. Meet periodically with the independent auditor, the Vice President of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

9. Report periodically to the Board of Directors on significant results of the foregoing activities.

10. Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.


CONTINUOUS ACTIVITIES - RE: REPORTING SPECIFIC POLICIES

1. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5. Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.


SCHEDULED ACTIVITIES

1. Recommend the selection of the independent auditor for approval by the Board of Directors and review and approve the discharge of the independent auditor.

2. Consider, in consultation with the independent auditor and the Vice President of Internal Audit, the audit scope and plan of the independent auditor and the internal auditors.

3. Review with management and the independent auditor the results of annual audits and related comments including:

         (a) The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

         (b) Any significant changes required in the independent auditor's audit plans.

         (c) Any difficulties or disputes with management encountered during the course of the audit.

         (d) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4. As deemed appropriate, the Committee will describe in the Company's Proxy Statement for its annual stockholders' meeting the Committee's composition and responsibilities, and how they were discharged.

5. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend the appointment of the auditor.

6. Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

7.       Review and update the Committee's Charter annually.

"WHEN NECESSARY" ACTIVITIES

1. Review and concur in the appointment, replacement, reassignment, or dismissal of the Vice President of Internal Audit.

2. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

3. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                                                                      Appendix B


             2001 HENRY SCHEIN, INC. SECTION 162(m) CASH BONUS PLAN


1.       Definitions.
         -----------

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

         1.1 "Board of Directors" means the Board of Directors of the Company.

         1.2 "Change in Control of the Company" has the same meaning as such term (or words of like import) as set forth in the Participant's employment agreement (if any) or other written agreement approved by the Committee (if any).

         1.3      "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Henry Schein, Inc., each of whom shall be "outside directors" within the meaning of Section 162(m) of the Code.

         1.5 "Company" means Henry Schein, Inc. and any successor by merger, consolidation or otherwise.

         1.6 "Individual Target Award" means the targeted performance award for a year specified by the Committee as provided in Section 4.1 hereof.

         1.7 "Participant" means an individual who participates in the Plan pursuant to Section 3.1.

2.       Purpose.
         -------

The purpose of the Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such executives through payment of qualified "performance-based" compensation within the meaning of Section 162(m)(4)(C) of the Code.

3.       Participation.
         -------------

         3.1 For each year, the Committee shall select the employees of the Company, its parent and subsidiaries who are to participate in the Plan from among the key employees of the Company, its parent and subsidiaries.

         3.2 No person shall be entitled to any award under this Plan for any year unless he or she is so designated as a Participant for that year. The Committee may add or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

4.       Individual Target Awards/Performance Goals.

         4.1 For each Participant for each year, the Committee may specify a targeted performance award (an "Individual Target Award"). The Individual Target Award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a year shall not imply or require that the same level Individual Target Award (if any such award is established by the Committee for the relevant employee) be set for any subsequent year. At the time the Performance Goals are established (as provided in Section 4.3 below), the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant's Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the year in which a Change in Control of the Company occurs, or during such year with regard to the prior year if the awards for the prior year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company. If a Participant does not have an employment agreement or other written agreement approved by the Committee that defines Change in Control, the foregoing provision and any other provision of this Plan relating to Change in Control shall not apply to such Participant.

         4.2 Each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such year (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 4.3 and the formula established pursuant to Section 4. 1. No award shall be made to a Participant for a year unless the minimum Performance Goals for such year are attained.

         4.3 The Committee shall establish the objective performance goals, formulae or standards ("Performance Goals") and the Individual Target Award (if any) applicable to each Participant or class of Participants for a year in writing prior to the beginning of such year or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code
Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company (or a subsidiary, parent, division, operational unit or administrative department of the Company, subsidiary or parent): (i) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (ii) the performance of any subsidiary, parent, division, operational unit or administrative department of the Company, a subsidiary or a parent whether measured by revenues, net profit, net income, operating income or any combination of any or all of the foregoing (any or all of which shall be measured without regard to extraordinary items unless otherwise determined by the Committee consistent with the requirements of
Section 162(m)(4)(C) of the Code and the regulations thereunder); (iii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department;
(iv) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing;
(v) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (vi) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; (vii) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (x) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xi) the attainment of certain target levels of, or a specified increase in, operational cash flow; and (xii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee. For purposes of items (ii) and (iv) above, "extraordinary items" shall mean all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

         In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, parent, division, operational unit or administrative department of the Company, subsidiary or parent) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

         4.4 Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

                  (a) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

                  (b) all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and

                  (c) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

         4.5 To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

5.       Bonus Awards.
         ------------


         5.1 The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $3.0 million.


         5.2 Awards under the Plan shall be paid as soon as administratively feasible after the year in which they are earned or, if applicable as provided in an agreement between the Participant and the Company; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under Section 162(m) of the Code) that the Performance Goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Company and a Participant or under Section 7.6 hereof. Any award deferred by a Participant shall not increase (between the date on which the award is credited to any deferred compensation program pursuant to a deferral agreement and the payment date) by a measuring factor for each year greater than the interest rate on 30 year Treasury Bonds on the first business day of such year compounded annually, as elected by the Participant in the deferral agreement. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program.

         5.3 In the event of the death of a Participant prior to any payment otherwise required pursuant to Section 5.2, such payment shall be made to the representative of the Participant's estate.

         5.4 In the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, the Committee shall, in its discretion, have the power to award to such Participant (or the representative of the Participant's estate) an equitably prorated portion of the bonus which otherwise would have been earned by such Participant.

         5.5 The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered, garnished or levied against in any manner and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

6.       Administrative Provisions.

         6.1 The Plan shall be administered by the Committee. The Committee shall have fall, exclusive and final authority in all determinations and decisions affecting the Plan and Participants, including, without limitation:
(i) sole authority to interpret and construe any provision of the Plan, (ii) to adopt or rescind such rules and regulations for administering the Plan as it may deem necessary or appropriate in the circumstances, (ii) approve the designation of eligible Participants; (iv) set the performance criteria for awards within the Plan guidelines; (v) certify attainment of performance goals and other material terms; (vi) reduce awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; and (vii) make all other determinations and take all other actions necessary or appropriate for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m). Decisions of the Committee shall be made by a majority of its members. Decisions of the Committee shall be final and binding on all parties. All expenses of the Plan shall be borne by the Company. The Committee may rely on information, and consider recommendations, provided by the Board or the senior management of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to so comply.

         6.2 No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The foregoing provisions of this Section 6.2 are in addition to and shall not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company's Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law (the "DGCL") or otherwise.

7.       Miscellaneous.
         -------------

         7.1 The Plan was adopted by the Board of Directors on March 30, 2001, subject to stockholder approval. Pursuant to the requirements necessary for awards under the Plan to constitute qualified performance-based compensation under Section 162(m) of the Code, the Plan is being submitted for stockholder approval in 2001, with effect for payments otherwise payable in respect of fiscal years of the Company in the Company's 2001 fiscal year and after. No amount will be awarded hereunder in respect of any fiscal year in the 2001 fiscal year and after unless the Plan is approved by the Company's stockholders entitled to vote thereon in accordance with the laws of the State of Delaware at their 2001 annual meeting. No bonus will be payable hereunder in respect of any fiscal year beginning after December 30, 2005.

         7.2 The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code, and no amendment shall, without the prior approval of the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m):
(i) materially alter the Performance Goals as set forth in subsection 4.3; (ii) increase the maximum amount set forth in subsection 5.1 and the interest factor under Section 5.2, except to the extent permitted under Code Section 162(m) to substitute an approximately equivalent rate in the event that the 30 year Treasury Bond rate ceases to exist; (iii) change the class of eligible employees set forth in Section 3.1; or (iv) implement any change to a provision of the

Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant's right to receive payment of an award for a year otherwise payable hereunder. Upon any termination of the Plan, all rights of a Participant with respect to any fiscal year that has not ended on or prior to the effective date of such termination shall become null and void.

         7.3 The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws, except to the extent the DGCL would otherwise apply.

         7.4 All amounts required to be paid under the Plan shall be subject to any required Federal, state, local taxes and other applicable withholdings or deductions.

         7.5 Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year.

         7.6 Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's Federal tax deduction in respect of an award hereunder may be limited as a result of Section 162(m) of the Code, the Committee may delay such payment as provided below. In the event the Committee determines to delay the payment of a bonus or any portion thereof hereunder, the Committee shall credit the amount of the award so delayed to a book account. The amount so credited to the book account shall be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Committee. Part or all of the amount credited to the Participant's account hereunder shall be paid to the Participant at such time or times as shall be determined by the Committee, if and to the extent the Committee determines that the Company's deduction for any such payment will not be reduced by Section 162(m) of the Code. Notwithstanding the foregoing, the entire balance credited to the Participant's book account shall be paid to the Participant within 90 days after the Participant ceases to be a "covered employee" within the meaning of Section 162(m) of the Code. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution; any book account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

                               HENRY SCHEIN, INC.


                             1994 STOCK OPTION PLAN

                                 --------------

              As Amended and Restated Effective as of May 26, 1999
                       (Subject to Stockholder Approval)

                                Table of Contents


1.       Purposes of the Plan.....................................................................................1

2.       Definitions..............................................................................................1

3.       Effective Date/Expiration of Plan........................................................................5

4.       Administration...........................................................................................6
         (a)    Duties of the Committee...........................................................................6
         (b)    Advisors..........................................................................................6
         (c)    Indemnification...................................................................................6
         (d)    Meetings of the Committee.........................................................................7

5.       Shares; Adjustment Upon Certain Events...................................................................7
         (a)    Shares to be Delivered; Fractional Shares.........................................................7
         (b)    Number of Shares..................................................................................7
         (c)    Individual Participant Limitations................................................................7
         (d)    Adjustments; Recapitalization, etc................................................................7

 6.      Awards and Terms of Options..............................................................................9
         (a)    Grant.............................................................................................9
         (b)    Exercise Price....................................................................................9
         (c)    Number of Shares..................................................................................9
         (d)    Exercisability....................................................................................9
         (e)    Special Rule for Incentive Options...............................................................10
         (f)    Acceleration of Exercisability on Change of Control..............................................10
         (g)    Exercise of Options..............................................................................12

7.       Effect of Termination of Employment or Termination of Consultancy.......................................13
         (a)    Death, Disability, Retirement, etc...............................................................13
         (b)    Cause or Voluntary Termination...................................................................13
         (c)    Other Termination................................................................................13

8.       Nontransferability of Options...........................................................................14

9.       Rights as a Stockholder.................................................................................14

10.      Determinations..........................................................................................14

11.      Termination, Amendment and Modification.................................................................15

12.      Non-Exclusivity.........................................................................................16

13.      Use of Proceeds.........................................................................................16

14.      General Provisions......................................................................................16
         (a)    Right to Terminate Employment or Consultancy.....................................................16
         (b)    Purchase for Investment..........................................................................16
         (c)    Trusts, etc......................................................................................16
         (d)    Notices..........................................................................................17
         (e)    Severability of Provisions.......................................................................17
         (f)    Payment to Minors, Etc...........................................................................17
         (g)    Headings and Captions............................................................................17
         (h)    Controlling Law..................................................................................17

15.      Issuance of Stock Certificates; Legends and Payment of Expenses.........................................17
         (a)    Stock Certificates...............................................................................17
         (b)    Legends..........................................................................................17
         (c)    Payment of Expenses..............................................................................18

16.      Listing of Shares and Related Matters...................................................................18

17.      Withholding Taxes.......................................................................................18

18.      Section 16(b) of the Act................................................................................19

                               HENRY SCHEIN, INC.

                             1994 STOCK OPTION PLAN
                                 ---------------

              As Amended and Restated Effective as of June 6, 2001


1.       Purposes of the Plan

         The purposes of this Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective as of May 26, 1999, are to enable Henry Schein, Inc. and its Subsidiaries (as defined herein) to attract, retain and motivate the key executives and consultants who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants (each as defined herein) and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein).


2.       Definitions

         (a) "Acquisition Event" means a merger or consolidation in which HSI is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of HSI's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI's assets.

         (b)      "Act" means the Securities Exchange Act of 1934.

         (c)      "Board" means the Board of Directors of HSI.

         (d)      "Cause" has the meaning set forth in Section 7(b).

         (e)      "Change of Control" has the meaning set forth in Section 6(f).

         (f) "Class A Option" means an Option evidenced by a Class A Option Agreement.

         (g)      "Class A Option Agreement" has the meaning set forth in
Section 6(a).

         (h) "Class B Option" means an Option evidenced by a Class B Option Agreement.

         (i)      "Class B Option Agreement" has the meaning set forth in
Section 6(a).

         (j)      "Code" means the Internal Revenue Code of 1986, as amended.

         (k) "Committee" means such committee, if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Act and as an "outside director" as defined under Section 162(m) of the Code. If the Board does not appoint a committee for this purpose, "Committee" means the Board.

         (l) "Common Stock" means the voting common stock of HSI, par value $.01, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

         (m) "Company" means HSI and its Subsidiaries, any of whose employees or consultants are Participants in the Plan.

         (n) "Consultant" means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

         (o)      "Corporate Transaction" has the meaning set forth in Section
6(f)(i).

         (p) "Disability" means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

         (q)      "Effective Date" has the meaning set forth in Section 3.

         (r) "Fair Market Value" means the value of a Share (as defined herein) on a particular date, determined as follows:

                  (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the National Association of Securities Dealers' Automated Quotation ("NASDAQ") National Market System, the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through the National Market System, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through the National Market System, as the case may be, on such date; or

                  (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers through NASDAQ on such date; or

                  (iii) If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

                  (iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith.

         (s) "Family Member" means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

         (t)      "HSI" means Henry Schein, Inc.

         (u) "HSI Agreement" means the Amended and Restated HSI Agreement dated as of February 16, 1994 among HSI and certain other parties.

         (v)      "HSI Closing" means the closing of the HSI Public Offering.

         (w) "HSI Public Offering" means an initial public offering of shares of HSI Common Stock at a Market Capitalization which is not less than the Minimum Market Capitalization then in effect and as a result of which at least 20% of the common equity of HSI will be publicly held by at least 300 holders and such shares of HSI Common Stock will be listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on The NASDAQ National Market or is on such terms and conditions as are approved by Marvin Schein prior to the effective date thereof.

         (x) "Incentive Stock Option" means any Option which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

         (y)      "Incumbent Board" has the meaning set forth in Section
6(f)(ii).

         (z) "Key Employee" means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

         (aa) "Market Capitalization" means (i) the per share initial pubic offering price, multiplied by (ii) the number of shares outstanding immediately prior to the HSI Closing less the aggregate number of shares issued pursuant to the 1994 Stock Purchase Agreement between HSI and the HSI Employee Stock Ownership Plan (the "HSI ESOP") or held by the HSI ESOP which are outstanding on such date.

         (bb) "Minimum Market Capitalization" means $48,000,000 on August 15, 1992, which amount shall increase on each day thereafter as follows:

         From August 15, 1992 until the 1st anniversary thereof: $15,123 per day;

         From the 1st anniversary thereof until the 2nd anniversary thereof:
         $16,862 per day;

         From the 2nd anniversary thereof until the 3rd anniversary thereof:
         $18,802 per day;

         From the 3rd anniversary thereof until the 4th anniversary thereof:
         $20,964 per day;

         From the 4th anniversary thereof until the 5th anniversary thereof:
         $23,375 per day;

         From the 5th anniversary thereof until the 6th anniversary thereof:
         $26,063 per day;

         From the 6th anniversary thereof until the 7th anniversary thereof:
         $29,060 per day; and

         Thereafter: $32,402 per day.

         (cc) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan. An Option may be an Incentive Stock Option or a non-qualified option.

         (dd) "Option Agreement" means a Class A Option Agreement or Class B Option Agreement.

         (ee) "Outstanding HSI Voting Securities" has the meaning set forth in section 6(f)(i).

         (ff) "Person" means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

         (gg)     "Plan" means the Henry Schein, Inc. 1994 Stock Option Plan.

         (hh) "Participant" means a Key Employee or Consultant of the Company who is granted Options under the Plan.

         (ii)     "Purchase Price" means purchase price per Share.

         (jj)     "Securities Act" means the Securities Act of 1933, as amended.

         (kk)     "Share" means a share of Common Stock.

         (ll) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained.

         (mm) "Substantial Stockholder" means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

         (nn) "Termination of Employment" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

         (oo) "Termination of Consultancy" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary; provided, that if a Consultant becomes a Key Employee upon his Termination of Consultancy, the Committee, in its sole discretion, may determine that no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be either a Key Employee or a Consultant. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.


3.       Effective Date/Expiration of Plan

                  The Plan became as originally adopted effective as of September 30, 1994 (the "Effective Date"), and is amended and restated in the form set forth herein effective as of May 26, 1999. Grants of Options under the Plan may be made on and after the Effective Date. No Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4.       Administration

         (a) Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the HSI Agreement or the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive.

         (b) Advisors. The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Consultant may execute any option agreement granting options to such Consultant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

         (c) Indemnification. No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

         (d) Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.


5.       Shares; Adjustment Upon Certain Events

         (a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, HSI shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

         (b)      Number of Shares. Subject to adjustment as provided in this
Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 6,779,653 shares of Common Stock of which a maximum of 237,897 of such Shares shall be covered by Class A Options and the balance of such Shares shall be covered by Class B Options. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit, provided that the number of shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated.

         (c) Individual Participant Limitations. The maximum number of Shares subject to any Option which may be granted under this Plan to each Participant on or after the HSI Public Offering shall not exceed 100,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Options are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Option to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Options to such Participant in the subsequent fiscal year during the term of the Plan.

         (d) Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI's capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

                  (i) If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI's Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

                  (ii) Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise set forth in such Options, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable).

                  (iii) In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

                  (iv) Subject to Sections 5(b) and (c), the Committee may grant Options under the Plan in substitution for options held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                  (v) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

                  (vi) Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the Purchase Price per Share.

6. Awards and Terms of Options
   ---------------------------

         (a) Grant. The Committee may grant Options, including, in the case of grants to Key Employees, Options intended to be Incentive Stock Options, to Key Employees and Consultants of the Company. Each Option shall be evidenced by a Class A Option agreement ("Class A Option Agreement") or Class B Option agreement ("Class B Option Agreement"), as applicable, in substantially the form attached hereto as Exhibit 1 and Exhibit 2, respectively.

         (b) Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) in the case of Class A Options (A) prior to the HSI Public Offering, the Purchase Price shall not be less than $416.67 per Share, and (B) on or after the HSI Public Offering, the Purchase Price shall not be less than the Fair Market Value per Share on the date the Option is granted, and (ii) in the case of Class B Options or Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Class B Option or Incentive Stock Option is granted.

         (c) Number of Shares . The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

         (d) Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan, and provided that the Committee may not accelerate the exercise date prior to the HSI Closing. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five
(5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in
Section 7 below.

         (e) Special Rule for Incentive Options . If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant.

         (f) Acceleration of Exercisability on Change of Control. Upon a Change of Control (as defined herein) of HSI all Options theretofore granted and not previously exercisable shall become fully exercisable. For this purpose, a "Change of Control" shall be deemed to have occurred upon:

                  (i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the "Outstanding HSI Voting Securities"); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

                  (ii) a change in the composition of the Board such that the individuals who, as of the Effective Date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) the approval by the stockholders of HSI of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iv) the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

         (g)      Exercise of Options.

                  (i) A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time subsequent to an HSI Closing of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

                  (ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

                           (A) in cash or by check, bank draft or money order payable to the order of HSI;

                           (B) if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant's promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

                           (C) on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7. Effect of Termination of Employment or Termination of Consultancy
   -----------------------------------------------------------------

                  (a) Death, Disability, Retirement, etc. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

                           (i)     In the event of the Participant's death, such
Options shall remain exercisable (by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one (1) year from the date of the Participant's death, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's death.

                           (ii)    In the event the Participant retires at or
after age 65 (or, with the consent of the Committee or under an early retirement polic of the Company, before age 65), or if the Participant's employment terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant's Termination of Employment, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's Termination of Employment or Termination of Consultancy.

                           (b)     Cause or Voluntary Termination. Upon the
Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled. Termination of Employment or Termination of Consultancy shall be deemed to be for "Cause" for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant's duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant.

                           (c) Other Termination. In the event of Termination
of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant's Termination of Employment or Termination of Consultancy, and provided further that no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.       Nontransferability of Options
         -----------------------------

                           (a)     Except as provided in Section 8(b), no Option
shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

                           (b)     Notwithstanding the foregoing or any
prohibition on transfer contained in any Option Agreement issued before May 26, 1999, a non-qualified Option may be transferred, in whole or in part, to a Family Member of the Participant by gift or domestic relations order unless, with respect to Options granted on or after May 26, 1999, the Participant's Option Agreement expressly limits or eliminates such transferability. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.


9.       Rights as a Stockholder
         -----------------------

                  A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or Transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.


10.      Determinations
         --------------

                  Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.


11.      Termination, Amendment and Modification
         ---------------------------------------

                  The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options which by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares which may be acquired upon exercise of Options granted under the Plan; (ii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iii) effect any change that would require stockholder approval under Rule 16b-3 (or any successor provision) promulgated under the Act; (iv) effect any change that would require stockholder approval under Section 162(m) of the Code; or (v) reduce the Purchase Price of any outstanding Options. (except pursuant to Section 5(c))

                  Nothing contained in this Section 11 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options, so long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms; provided, however, that no outstanding Option may be amended to reduce the Purchase Price specified therein or canceled in consideration for an award having a lower exercise price without the approval of the stockholders of HSI; provided further, however, that the foregoing proviso shall not be deemed to prohibit adjustments related to stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure or business of HSI pursuant to Section 5(c).

                  Notwithstanding anything to the contrary contained in this
Section 11, (i) no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant's Option, alter or impair the rights and obligations arising under any then outstanding Option, and (ii) neither the Board nor the Committee may make any determination or interpretation or take any other action which would cause any member of the Committee to cease to be a "disinterested person" with regard to the Plan for purposes of Rule 16b-3 under the Act or an "outside director" with regard to the Plan as defined under Code Section 162(m).

                  No Options may be granted hereunder and all outstanding Options shall terminate on January 1, 2000 if the HSI Closing has not occurred by such date.


12.      Non-Exclusivity
         ---------------

                  Subject to the express provisions contained in the HSI Agreement, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.


13.      Use of Proceeds
         ---------------

                  The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

14.      General Provisions
         ------------------

                 (a) Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Options shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

                 (b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

                 (c) Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

                 (d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

                 (e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

                 (f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

                 (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

                 (h) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.

15.      Issuance of Stock Certificates;
         Legends and Payment of Expenses
         -------------------------------

                 (a) Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

                 (b) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

                 (c) Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.


16.      Listing of Shares and Related Matters
         -------------------------------------

                  If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board,


17.      Withholding Taxes
         -----------------

                  Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

                  Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

                  Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Act, must be made (x) only during the period beginning on the third business day following the date of release of HSI's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release; (y) not less than six months prior to the date such Participant's withholding tax obligation arises; or (z) during any other period in which a withholding election may be made under the provisions of Rule 16b-3.

18.      Section 16(b) of the Act
         ------------------------

                  All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with
Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

-------------------------------------------------------------------------------
                               HENRY SCHEIN, INC.
                    135 Duryea Road, Melville, New York 11747

           This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 30, 2001, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Henry Schein, Inc. held of record by the undersigned on April 11, 2001, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 6, 2001 at the Huntington Hilton, 598 Broadhollow Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
-------------------------------------------------------------------------------

---
|X|  Please mark
---  votes as in
     this example

               HENRY SCHEIN, INC.'S BOARD OF DIRECTORS RECOMMENDS
                      A VOTE "FOR" THE FOLLOWING PROPOSALS

1. PROPOSAL TO ELECT ELEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING.

 ---                                          ---
 | |   FOR all nominees listed below          | |   WITHHOLD AUTHORITY
 ---   (except as marked to the contrary)     ---   to vote for all nominees
                                                    listed below

01-Stanley M. Bergman, 02-James P. Breslawski, 03-Gerald A. Benjamin, 04-Leonard
A. David, 05-Mark E. Miotek, 06-Steven Paladino, 07-Barry J. Alperin, 08-Pamela Joseph, 09-Donald J. Kabat, 10-Marvin H. Schein and 11-Irving Shafran.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

-------------------------------------------------------------------------------

2        PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN

              -----              -----                  -----
              |   |  FOR         |   |  AGAINST         |   |  ABSTAIN
              -----              -----                  -----



3        PROPOSAL TO APPROVE THE 2001 SECTION
         162(m) CASH BONUS PLAN.

              -----              -----                  -----
              |   |  FOR         |   |  AGAINST         |   |  ABSTAIN
              -----              -----                  -----


4        PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP
         AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
         DECEMBER 29, 2001.

              -----              -----                  -----
              |   |  FOR         |   |  AGAINST         |   |  ABSTAIN
              -----              -----                  -----


5 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as names appear on this Proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by an authorized person.

(Dated) _______________________________________________________________________


(Signature)____________________________________________________________________
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.